UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 8, 2005

TAG Entertainment Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 333-96257

Delaware	13-3851304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9916 South Santa Monica Blvd, 1st Floor
Beverly Hills, CA 90212
(Address and zip code of principal executive offices)

(310) 277-3700
(Registrant's telephone number, including area code)

Power Marketing, Inc., 46 Water Street, South Glastonbury, CT 06073
(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant.

(a)    Previous Independent Accountants.

(i)   FOn February 9, 2005, TAG Entertainment Corp. (the "Registrant") received a letter from its independent public accountants, Grobstein, Horwath & Company, LLP ("Grobstein") advising the Registrant that Grobstein has resigned, effective immediately, as the Registrant's independent accountants and auditors and that it would not provide audit services to the Registrant in connection with the audit of its 2004 fiscal year.

(ii)  Grobstein did not report on the Registrant's consolidated financial statements for any fiscal year. Grobstein was initially engaged by the Registrant on January 17, 2005. However, on March 20, 2003 TAG Entertainment, Inc. ("TAG"), a corporation that was acquired by the Registrant in a transaction that was consummated on November 22, 2004 and which is deemed to be the accounting acquirer for financial statement reporting purposes, retained Grobstein to perform specific accounting and tax services. The nature and scope of the services included: (1) review and analysis of the condition of TAG's existing accounting records and financial data including previously filed tax returns, financial records, and legal agreements, (2) assist TAG in summarizing and recording transactions as well as review its policies and procedures for recording transactions and producing financial statements; and (3) assist TAG's management in producing a complete set of accounting books and records which will reflect TAG's history from inception. Further, on June 21, 2004 TAG expanded the nature and scope of the services that Grobstein provided to include audit services.

(iii)  Grobstein's resignation was an independent decision and the Registrant's Board neither recommended nor approved such event.

(iv)(A)  During the period of Grobstein's engagement, there were no disagreements with Grobstein on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grobstein's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Registrant's consolidated financial statements.

(iv)(B)  As discussed below, in a letter dated January 28, 2005, Grobstein advised the Registrant that the scope of the audit that it had been conducting during the period of its engagement would need to be expanded significantly in order to determine if Grobstein would be able to render an opinion on the consolidated financial statements of TAG Entertainment, Inc. for the periods through December 31, 2003. Grobstein's January 28, 2005 letter was sent after its receipt of certain documents (including minutes of a meeting of TAG's board from September 26, 2001) that were delivered to Grobstein on or about January 20, 2005 by a consultant to the Registrant that was retained to provide financial and accounting services equivalent to the services customarily provided by a company's chief financial officer. The minutes described the allegations set forth in paragraph 4(a)(iv)(C) below. The Board's consideration of these allegations and the subsequent temporary resignation of TAG's Chief Executive Officer were not previously communicated to Grobstein by the Registrant's management or its consultant, contrary to representations that all minutes had been produced. In its letter dated February 9, 2005 to the Registrant, Grobstein stated that it reached the conclusion that it was unwilling to rely on management's representations.

(iv)(C)  The subject matter of Grobstein's statements identified in Paragraph (iv)(B) above in Item 4.01(a) of this Current Report on Form 8-K are described herein. As stated above, under cover of a letter dated January 28, 2005, Grobstein advised the Registrant that on January 20, 2005, it received copies of minutes of a meeting of the Board of Directors of TAG dated September 26, 2001, after having been previously advised that all minutes were previously produced. Grobstein expressed its concern that the minutes were not previously disclosed by the Registrant in light of the subject matter of such minutes. The minutes from September 26, 2001 discussed allegations concerning TAG's lack of corporate formalities between the corporation and certain affiliated limited partnerships; inadequate financial controls; irregularities by its Chief Executive Officer in the disposition of corporate and partnership assets and financial resources by making undocumented expense reimbursements; failure of the Chief Executive Officer to properly disclose insider and related party transactions and other matters; and the disregard of directions of the Board concerning the operations of TAG. These events led to the temporary resignation of TAG's Chief Executive Officer from the Board of Directors and such office. Subsequently, the Board approved an action plan by the Chief Executive Officer that resulted in the reinstatement of the Chief Executive Officer. The original members of the Board resigned after the approval of the action plan. Subsequently, TAG engaged additional accounting professionals, including Grobstein and other firms, to remediate the inadequate financial controls and documentation. In addition, upon the advice of Grobstein, the Chief Executive Officer agreed to take responsibility for and treat the undocumented expense reimbursements as loans made to him by TAG and/or its affiliated limited partnerships and to repay those amounts by surrendering shares of common stock of the Registrant that he owned to those entities.

In its January 28, 2005 letter, Grobstein stated that it has serious concerns that information that it considered significant to it in the conduct of its audit was not delivered to it until January 20, 2005. Grobstein also expressed concern that the failure to document expenditures and the transfer of funds between the corporation and its affiliated limited partnerships continued during the 2003 audit period. It stated that such events has caused it to believe that it needed to expand the scope of its audit and perform additional procedures to determine if it is able to render an opinion on the consolidated financial statements of TAG Entertainment, Inc. for periods through December 31, 2003, and to continue its engagement with TAG Entertainment Corp. Grobstein stated that this late disclosure of the minutes from September 2001 also raised the question of whether it can rely on the representations of the Registrant's management. Grobstein concluded its January 28, 2005 letter by identifying a series of actions it requested that the Registrant take in order for Grobstein to continue with its audit procedures and to issue a report on the Registrant's financial statements.

Upon its receipt of Grobstein's January 28, 2005 letter, the Registrant advised Grobstein that it believed that its financial consultant had supplied Grobstein with all necessary documents and information, delivered a detailed written response dated February 1, 2005 to Grobstein in response to the issues raised in Grobstein's January 28, 2005 letter and held a meeting on February 3, 2005 to discuss the matters raised therein in order to reach an agreement on an action plan. On February 4, 2005, the Registrant provided Grobstein with a detailed action plan in response to the meeting and provided supplemental information on February 7, 2005.

Notwithstanding the Registrant's discussion and correspondence subsequent to January 28, 2005, in a letter dated February 9, 2005, Grobstein advised the Registrant of its decision to resign as the Registrant's accountants and auditors. Grobstein based its decision to resign on its belief that it was unable to rely on management's representations due to the matters discussed above in this Current Report on Form 8-K.

In light of Grobstein's resignation, the Registrant has commenced a search process to engage new independent accountants and auditors and is actively searching for a Chief Financial Officer. The Registrant has established, and will continue to establish, new policies and procedures designed to improve the reliability and reporting of operational and financial information. In recent months, prior to the January 28, 2005 letter from Grobstein, the Registrant had hired additional accounting staff and worked diligently with its counsel to improve its internal financial controls and adherence to corporate formalities. The Registrant is committed to improving its internal controls, and is reevaluating systems and personnel with a view toward implementation of all appropriate corrective action.

(iv)(D)  Upon its receipt of Grobstein's January 28, 2005 letter, the Registrant arranged a meeting between Grobstein and its Chief Executive Officer/Chairman of the Board (and sole director) to discuss the matters raised therein. The Registrant's sole director has not met with Grobstein to discuss the matters raised in its February 9, 2005 letter.

(iv)(E)  The Registrant has authorized Grobstein to respond fully to the inquiries of the Registrant's successor accountant.

The Registrant has provided Grobstein with a copy of the foregoing disclosures and has requested that Grobstein furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter will be filed by an amendment to this Current Report on Form 8-K.

Item 8.01.    Other Information.

TAG Entertainment Corp. (the "Registrant") was not able to timely file the financial statements required by Item 9.01 (a) of Form 8-K and the pro forma financial information required by Item 9.01 (b) of Form 8-K in connection with the acquisition of TAG Entertainment, Inc. by the Registrant. The transaction was completed on November 22, 2004 and the required financial statements and pro forma financial information were required to be filed by the Registrant on or before February 8, 2005. Due to the events described above in Item 4.01, the Registrant cannot provide any assurances as to when the audit will be complete and the required financial statements and pro forma financial information filed on a Current Report on Form 8-K.

The Registrant did not include the required financial statements and pro forma financial information for the acquired company in its Current Report on Form 8-K, filed with the Commission on November 29, 2004, because such information was not complete at that time. The acquired company, TAG Entertainment, Inc., was a privately held company and did not have audited financial statements prior to the acquisition. Accordingly, persons with an interest in the Registrant should recognize that there is currently no financial information available regarding the acquired company or the combined operations of the Registrant and the acquired company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2005	TAG Entertainment Corp. (Registrant)
By /s/ Steve Austin Steve Austin, President